                                                                 EXHIBIT (99)C.



                                    PROXY

                       PRESIDENTIAL HOLDING CORPORATION


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PRESIDENTIAL HOLDING CORPORATION FOR USE ONLY AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER __, 1994 AND ANY ADJOURNMENT THEREOF.

        The undersigned, being a shareholder of Presidential Holding Corporation ("Presidential") hereby authorizes Edward W. Cook and William C. Grapes, and each of them as proxies, with full power of substitution, to represent the undersigned at the Special Meeting of Shareholders of Presidential (the "Special Meeting") to be held at the offices of Presidential located at 5250 17th Street, Suite 205, Sarasota, Florida 34235 on October __, 1994 at ___________, local time, and at any adjournment of said Special Meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

        Proposal to approve the Agreement and Plan of Reorganization, dated as of June 28, 1994, among First of America Bank Corporation, First of America Acquisition Company and Presidential Holding Corporation ("the Merger Agreement") as described in the accompanying Prospectus/Proxy Statement.


                   / / FOR           / / AGAINST          / / ABSTAIN


        In their discretion, the proxies are authorized to vote with respect to matters incident to the conduct of the Special Meeting and upon such other matters as may properly come before the Special Meeting. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

        Shares of Common Stock of Presidential will be voted as specified. IF NO SPECIFICATION IS MADE ABOVE, SHARES WILL BE VOTED FOR THE PROPOSAL SET FORTH ABOVE AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

        The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Shareholders of Presidential called for October __, 1994 and a Prospectus/Proxy Statement for the Special Meeting prior to the signing of this proxy.

PLEASE CHECK ONE OF THE ABOVE BOXES INDICATING HOW YOUR SHARES ARE TO BE VOTED AT THE MEETING PURSUANT TO THIS PROXY AND THEN DATE, SIGN AND PROMPTLY RETURN THIS PROXY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.


                                      DATED ____________________________, 1994
                                      ________________________________________
                                      ________________________________________
                                      Please sign exactly as your names(s)
                                      appear(s) on this proxy. When signing in a representative capacity, please give title.